               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 29, 2001 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company in the Pre-Effective Amendment Number 1 to Registration Statement Number 333-69386 on Form N-4 and the related Prospectus of Penn Mutual Variable Annuity Account III.



                                                 /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
December 3, 2001